Exhibit (a)(5)

              BAILARD, BIEHL & KAISER OPPORTUNITY FUND GROUP, INC.

                             ARTICLES SUPPLEMENTARY

     BAILARD, BIEHL & KAISER OPPORTUNITY FUND GROUP, INC., a Maryland corporation (the "CORPORATION"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to the authority expressly granted by paragraph (c) of Article SIXTH of the Charter of the Corporation, the Board of Directors has reclassified authorized but unissued shares of Common Stock of the Corporation and created two new series in addition to the current series and has provided for the issuance of the shares of Common Stock of such current and new series in the amounts set forth in the following table:

                     Name of Series                       Authorized Shares
                     --------------                       -----------------
     Bailard, Biehl & Kaiser International Equity Fund       100,000,000
     Bailard, Biehl & Kaiser Bond Opportunity Fund           100,000,000
     Bailard, Biehl & Kaiser Enhanced Growth Fund            100,000,000
     Bailard, Biehl & Kaiser Cognitive Value Fund            100,000,000

The remaining 600,000,000 shares of authorized but unissued common stock remain undesignated as to series or class.

     SECOND: The shares aforesaid have been duly classified and reclassified by the Board of Directors pursuant to authority and power contained in the Charter of the Corporation. These Articles Supplementary do not increase the aggregate authorized capital stock of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by the Chairman of its Board of Directors and attested by its Secretary on May 8, 2001.

                                        BAILARD, BIEHL & KAISER
ATTEST:                                 OPPORTUNITY FUND GROUP, INC.


                                        By:
-----------------------------------         ------------------------------------
Janis M. Horne, Secretary                   Peter M. Hill, Chairman of the
                                            Board of Directors

     THE UNDERSIGNED, Chairman of the Board of Directors of BAILARD, BIEHL & KAISER OPPORTUNITY FUND GROUP, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                        ----------------------------------------
                                        Peter M. Hill, Chairman of the
                                        Board of Directors

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